                                     EXHIBIT 23.2







                           Consent of Independent Auditors



We consent to the use of our report dated July 7, 1995, with respect to the financial statements of Cotton Club of Greenville, Inc. included in the registration statement (Form S-1 No. 333-3606) of Alpha Hospitality Corporation for the registration of 2,684,506 shares of its common stock.




/S/ ERNST & YOUNG LLP
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New Orleans, Louisiana
August 1, 1996